Exhibit 4.1

ASSUMPTION SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of July 2, 2018, among Cincinnati Bell Inc., an Ohio corporation (or its permitted successor) (the “Issuer”), each subsidiary of the Issuer party hereto (each, a “Guaranteeing Subsidiary”) and Regions Bank (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, CB Escrow Corp., an Ohio corporation (the “Escrow Issuer”), and the Trustee have heretofore executed and delivered an Indenture, dated as of October 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Escrow Issuer of its 8.000% Senior Notes due 2025 (the “Notes”);

WHEREAS, pursuant to the terms of the Indenture, substantially concurrently with the Escrow Release, the Issuer shall assume all of the obligations of the Escrow Issuer under the Notes and the Indenture and the Guaranteeing Subsidiaries shall become parties to the Indenture by a supplemental indenture (the “Assumption Supplemental Indenture”) effective upon the Escrow Release Date;

WHEREAS, this Supplemental Indenture is the Assumption Supplemental Indenture described in the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AGREEMENTS

Section 2.1 Agreement to be Bound.

(a) The Issuer hereby assumes the Escrow Issuer’s obligations under the Notes and the Indenture. The Issuer hereby becomes a party to the Indenture as the “Issuer” and as such shall have all of the rights and be subject to all of the obligations and agreements of the Issuer under the Notes and the Indenture.

(b) Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2 Guarantee. Each Guaranteeing Subsidiary agrees, on a joint and several basis, to fully, unconditionally and irrevocably guarantee to each Holder of the Notes and the Trustee the Note Guarantees pursuant to Article 10 of the Indenture on a senior basis.

ARTICLE 3

MISCELLANEOUS

Section 3.1 Execution and Delivery. The Issuer agrees that its obligations under the Notes shall remain in full force and effect notwithstanding the absence of any endorsement of any notation by it on the Notes. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of its Note Guarantee.

Section 3.2 Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.3 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5 Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms. No Guaranteeing Subsidiary may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.

Section 3.6 Release. Each Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.

Section 3.7 No Recourse Against Others. Pursuant to Section 12.06 of the Indenture, no director, officer, employee, incorporator or stockholder of the Issuer or any Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or such Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantee.

Section 3.8 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

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Section 3.9 Waiver of Jury Trial. THE ISSUER AND EACH GUARANTEEING SUBSIDIARY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.10 Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.11 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.12 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Issuer.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CINCINNATI BELL INC.

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CBTS LLC (formerly CBTS HOLDCO LLC), as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CBTS TECHNOLOGY SOLUTIONS LLC
(Successor to CINCINNATI BELL TECHNOLOGY SOLUTIONS INC.; DATA CENTER INVESTMENTS INC.; DATA CENTERS SOUTH HOLDINGS LLC; DATA CENTERS SOUTH INC. and SUNTEL SERVICES LLC), as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CBTS VIRGINIA LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

[Signature Page to Assumption Supplemental Indenture]

CINCINNATI BELL ENTERTAINMENT INC., as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CINCINNATI BELL EXTENDED TERRITORIES LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CINCINNATI BELL SHARED SERVICES LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CINCINNATI BELL TELEPHONE COMPANY LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

CINCINNATI BELL WIRELESS, LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

[Signature Page to Assumption Supplemental Indenture]

HAWAIIAN TELCOM COMMUNICATIONS, INC., as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

HAWAIIAN TELCOM HOLDCO, INC., as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

HAWAIIAN TELCOM, INC., as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

HAWAIIAN TELCOM SERVICES COMPANY, INC., as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

ONX USA LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

[Signature Page to Assumption Supplemental Indenture]

ONX MANAGED SERVICES INC., an Illinois corporation, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

ONX HOLDINGS LLC, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

SYSTEMMETRICS CORPORATION, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

WAVECOM SOLUTIONS CORPORATION, as Guaranteeing Subsidiary

By:	/s/ Joshua T. Duckworth
Name:	Joshua T. Duckworth
Title:	Vice President of Treasury,
Corporate Finance and Investor
Relations

[Signature Page to Assumption Supplemental Indenture]

REGIONS BANK, as Trustee

By:	/s/ R. Douglas Milner
Name:	R. Douglas Milner
Title:	Vice President

[Signature Page to Assumption Supplemental Indenture]